SCHEDULE A
                              DATED AUGUST 7, 2007
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                             CAMBIAR INVESTORS LLC
                                      AND
                             AMENDED JUNE 24, 2002


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:


Portfolio                                        Fee
---------                                        ---

International  Equity  Fund                      1.10%

Small  Cap  Fund                                 1.15%

Cambiar  Opportunity  Fund                       1.00% on first $500 million
                                                 0.90% on  next $2 billion
                                                 0.75% in excess of $2.5 billion

Cambiar Aggressive Value Fund                    1.00%

Cambiar Smid 30 Fund                             1.05%

Cambiar Global Select Fund                       1.00%



*Amended August 10, 2011.